EXHIBIT (H)(4)

                           THOMPSON PLUMB FUNDS, INC.
                                AMENDMENT TO THE
                       TRANSFER AGENT SERVICING AGREEMENT

      THIS AMENDMENT dated as of the 2nd day of August, 2006, to the Transfer Agent Servicing Agreement, dated as of the 30th day of November, 2003, as amended as of the 27th day of March, 2006 (the "Agreement"), is entered by and between Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

      WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

      WHEREAS, the Corporation and USBFS desire to amend said Agreement; and

      WHEREAS, Paragraph 7 of the Agreement allows for its amendment by a written instrument executed by both parties.

      NOW, THEREFORE, the parties agree as follows:

      Exhibit A of the Agreement, which list the series of funds and the fee schedule effective September 1, 2006, is hereby superseded and replaced with Exhibit A attached hereto.

      Section 7 of the Agreement is hereby superseded and replaced with the following:

      7. Term of Agreement; Amendment. The Agreement shall become effective as of September 1, 2006 and will continue in effect for a period of three (3) years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Corporation, and authorized or approved by the Board of Directors.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THOMPSON PLUMB FUNDS, INC.              U.S. BANCORP FUND SERVICES, LLC


By:                                     By:
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

                                    Exhibit A
                                     to the
         Transfer Agent Servicing Agreement - Thompson Plumb Funds, Inc.

                  Separate Series of Thompson Plumb Funds, Inc.

      Name of Series                                Date Added
--------------------------                          ----------
Thompson Plumb Growth Fund                           2/10/92
Thompson Plumb Bond Fund                             2/10/92

                          Annual Fee Schedule at 9/1/06

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                      TRANSFER AGENT & SHAREHOLDER SERVICES
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Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)

      o     No-Load - $15.00 /account

      o     Load Fund - $16.00 /account

      o     Daily Accrual Fund - $21.00 /account

      o     Matrix Level 3 Accounts - $11.00/account

Annual Minimum

      o     $24,000 per no-load fund

      o     $28,000 per load or daily accrual fund

      o     $15,000 each additional class

Activity Charges

      o     Telephone Calls - $1.50 /call

      o     E-mail Services

            $2.50 /e-mail received

      o     Draft Check Processing - $1.00 /draft

      o     Daily Valuation Trades - $10.00 /trade

      o     Omnibus Account Transactions

            o     $3.00 each - first 100 transactions per month

            o     $2.00 each - next 400 transactions per month

            o     $1.00 each - next 1,500 transactions per month

            o     $.50 each - next 3,000 transactions per month

            o     $.25 each - balance of transactions per month

      o     Lost Shareholder Search - $5.00 /search

      o     AML Base Service (excl Level 3 accounts)

            0-999 accounts - $500.00/year
            1,000-4,999 accounts - $1,000/year
            5,000-9,999 accounts - $2,500/year
            10,000+ accounts - $5,000/year

      o AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

      o     Shareholder Verifications $0.25/item

      o     ACH/EFT Shareholder Services:

            $125.00 /month/fund group
            $  .50 /ACH item, setup, change
            $5.00 /correction, reversal
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

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                                    Exhibit A
                                     to the
                  Transfer Agent Servicing Agreement - Thompson
                Plumb Funds, Inc. (continued - effective 9/1/06)

Out-of-pocket Costs - Including but not limited to:

      o     Telephone toll-free lines, call transfers, etc.

      o     Mailing, sorting and postage

      o     Stationery, envelopes

      o     Programming, special reports

      o     Insurance, record retention, microfilm/fiche

      o     Proxies, proxy services

      o     ACH fees, NSCC charges

      o     All other out-of-pocket expenses

      o     Disaster recovery $0.20 per open account

Service Charges to Investors

Qualified Plan Fees (Billed to Investors)

      o     $15.00 /qualified plan acct (Cap at $30.00/SSN)

      o     $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

      o     $25.00 /transfer to successor trustee

      o     $25.00 /participant distribution (Excluding SWPs)

      o     $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

      o     $15.00 /outgoing wire transfer

      o     $15.00 /overnight delivery

      o     $ 5.00 /telephone exchange

      o     $25.00 /return check or ACH

      o     $25.00 /stop payment

      o     $ 5.00 /research request per account (Cap at

      o $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.    Fund Group Setup (first cusip) - $2,000 /fund group

2.    Fund Setup - $1,500 /cusip (beyond first cusip)

3.    NSCC Service Interface - All NSCC Services

      o     Setup - $1,500 /fund group

      o     Annual - $1,400 /cusip/year

4.    Telecommunications and Voice Services

      o     Service Setup - $1,650 ATT transfer connect

      o     VRU Setup - $500 /fund group

      o     VRU Maintenance - $100 /cusip/month

      o     $.35 /voice response call

      o     $.40 /voice recognition call

5.    Asset Allocation Services - $8.00 /account group/year (4 reallocations)

6.    12b-1 Aging - $1.50 /account/year

7.    Average Cost - $.36 /account/year

8.    Development/Programming - $150 /hour

9.    File Transmissions - subject to requirements

10.   Selects - $300 per select

11.   Extraordinary services - charged as incurred

      o     Conversion of Records (if necessary) - Estimate to be provided.

      o     Custom processing, re-processing

      All   other extraordinary services

Fees are billed monthly.

*     Subject to CPI increase.

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*     Effective with the first day after expiration of the first twelve (12)
      months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics ("CPI-U"). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.
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

                           Thompson Plumb Funds, Inc.
   Fee Schedule of Transfer Agent Agreement at 9/1/06 - Exhibit A (continued)

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                      TRANSFER AGENT & SHAREHOLDER SERVICES
                   SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES
                                  FEE SCHEDULE

                         Literature Fulfillment Services
                          Annual Fee Schedule at 9/1/06
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Full Service (Inbound Teleservicing and Kit Assembly and Mailing)

TIER 1 (0-50 orders per month)
Account Management $ 300/month

TIER 2 (51-250 orders per month)
Account Management $ 300/month
First 50 orders    NC
Per order over 50  $ 4.00/order

TIER 3 (251-500 orders per month)
Account Management $ 1,000/month
First 250 orders   NC
Per order over 250 $ 3.50/order

TIER 4 (over 500 orders per month)
Account Management $ 2,000/month
First 500 orders   NC
Per order over 500 $ 3.00/order

      Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).
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

                           Thompson Plumb Funds, Inc.
   Fee Schedule of Transfer Agent Agreement at 9/1/06 - Exhibit A (continued)

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               Thompson Plumb Funds, Inc. (Exhibit A - continued)
                      TRANSFER AGENT & SHAREHOLDER SERVICES
                   SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES
                             FEE SCHEDULE at 9/1/06
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CLIENT DATA ACCESS - USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

      o     MFS Systems (includes COLD and On Line Report view applications)

            o     Setup - $1,500 (includes 2 workstations)

            o     Service - $125/month

      o     Report Source

            o     No Setup Charge

            o     $125/month per reporting category

                  Transfer Agent and Fund Accounting Utilized Compliance Reporting $375/month

      o     T/A Imaging

            o     Setup - $1,500 (includes 2 workstations)

            o     $325/month
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FAN WEB - Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group's web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Annual Base Fee - $1000/month December 1, 2003 - November 30, 2004
                  $1500/month December 1, 2004 - November 30, 2005 $2000/month December 1, 2005 - November 30, 2006

Activity (Session) Fees:

      o     Inquiry - $.10 per event

      o     Account Maintenance - $.25 per event

      o Transaction - financial transactions, reorder statements, etc. - $.50 per event

New Account Set-up - $3.00 per event

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VISION MUTUAL FUND GATEWAY - Permits broker/dealers, financial planners, and
RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

      o     Inquiry Only

            o     Inquiry - $.05 per event

            o     Per broker ID - $5.00 per month per ID

      o     Transaction Processing

            o     Implementation - $5,000 per management company

            o Transaction - purchase, redeem, exchange, literature order - $.50 per event

            o New Account Set-up - may contain multiple fund/accounts - $3.00 per event

            o     Monthly Minimum Charge - $500.00 per month

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Short-Term Trader - Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family.

      o     90 days or less - $.08 /open account

      o     91-180 days - $.14 /open account

      o     181-270 days - $.20 /open account

      o     271 days - 1 year - $.26 /open account

      o     1 year - 2 years - $.38 /open account

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Excessive Trader - Software application that monitors the number of trades
(exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

      o $500 setup/fund group of 1-5 funds, $1,500 setup/fund group of over 5 funds

      o     $.01 /account/year

                           Thompson Plumb Funds, Inc.
   Fee Schedule of Transfer Agent Agreement at 9/1/06 - Exhibit A (continued)

                               Fund Administration

2 POST-TAX REPORTING@ $150 PER FUND/MONTH
2 PRE-TAX PERFORM REPORT @ $100.00 PER FUND/MONTH

                           Thompson Plumb Funds, Inc.
   Fee Schedule of Transfer Agent Agreement at 9/1/06 - Exhibit A (continued)

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                            CHIEF COMPLIANCE OFFICER

                    SUPPORT SERVICES for Transfer Agent Share

                                  FEE SCHEDULE
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Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC. Indicated below are samples of functions performed by USBFS in this CCO support role:

      o     Business Line Functions Supported

            o     Fund Administration and Compliance

            o     Transfer Agent and Shareholder Services

            o     Fund Accounting

            o     Custody Services

            o     Securities Lending Services

            o     Distribution Services

      o     Daily Resource to Fund CCO, Fund Board, Advisor

      o     Provide USBFS/USB Critical Procedures & Compliance Controls

      o     Daily and Periodic Reporting

      o     Periodic CCO Conference Calls

      o     Dissemination of Industry/Regulatory Information

      o     Client & Business Line CCO Education & Training

      o     Due Diligence Review of USBFS Service Facilities

      o     Quarterly USBFS Certification

      o     Board Meeting Presentation and Board Support

      o     Testing, Documentation, Reporting

Annual Fee Schedule*

      o     $1,200 per service per year

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.
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